Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 15, 1998 accompanying the financial statements of Theragenics Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
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Grant Thornton LLP


Atlanta, Georgia
September 30, 1998